           As filed with the Securities and Exchange Commission on July 15, 2002
                                                      Registration No. 333-54618
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           Sontra Medical Corporation
             (Exact Name of Registrant as specified in its charter)


                          Minnesota                                                     41-1649949
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

                                58 Charles Street
                               Cambridge, MA 02141
               (Address of Principal Executive Offices) (Zip Code)

                           ---------------------------


                 1997 Long-Term Incentive and Stock Option Plan
            Sontra Medical, Inc. 1999 Stock Option and Incentive Plan
                            (Full title of the plan)

                           ---------------------------

                                Thomas W. Davison
                             Chief Executive Officer
                           Sontra Medical Corporation
                                58 Charles Street
                               Cambridge, MA 02141
               (Name and Address of Agent for Service of Process)

                                 (617) 494-5337
          (Telephone Number, Including Area Code, of Agent For Service)

                           ---------------------------

                                    Copy to:

                          Lawrence S. Wittenberg, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                                        Proposed
                                                                         Maximum          Proposed
                                                                        Offering           Maximum
Title of Securities                                  Amount to be      Price Per         Aggregate           Amount of
to be Registered                                  Registered/(1)/          Share    Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value /(2)/                      421,404            $3.68         $1,550,767               $143

Common Stock, $.01 par value /(3)/                      142,858            $1.05         $  150,001               $ 14
                                                         66,666            $2.25         $  149,999               $ 14
                                                         63,158            $2.38         $  150,316               $ 14
                                                        200,000            $2.50         $  500,000               $ 46
                                                        359,914            $3.05         $1,097,738               $101
                                                        150,000            $3.30         $  495,000               $ 46
                                                         10,000            $3.38         $   33,800               $  3
                                                         46,000            $3.75         $  172,500               $ 16
                                                         40,000            $4.25         $  170,000               $ 16

Common Stock, $.01 par value /(4)/                      340,086            $3.74         $1,271,922               $117
                                                        526,453            $0.52         $  273,756               $ 25
                                               -----------------------------------------------------------------------

                  Total                               2,366,539                          $6,015,799               $553
----------------------------------------------------------------------------------------------------------------------


/(1)/ In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

/(2)/ Consists of shares issuable under the Registrant's 1997 Long-Term Incentive and Stock Option Plan. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the average of the high and low reported price of the Common Stock of the Registrant on the Nasdaq SmallCap Market on July 11, 2002.

/(3)/ Such shares are issuable upon exercise of outstanding options with fixed exercise prices under the Registrant's 1997 Long-Term Incentive and Stock Option Plan. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

/(4)/ Such shares are issuable upon exercise of outstanding options with fixed exercise prices under the Sontra Medical, Inc. 1999 Stock Option and Incentive Plan. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

(c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act on November 12, 1997, and incorporating by reference the information contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-29969).

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the Company must indemnify its current and former officers, directors, employees and agents against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

         Article Sixth of the Registrant's Amended and Restated Articles of Incorporation, as amended, eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duty to the fullest extent permitted by the Minnesota Business Corporation Act. Article VII of the Registrant's Bylaws provides that the directors, officers and committee members of the Company and other persons shall have the rights to indemnification provided by Section 302A.521 of the Minnesota Business Corporation Act. In addition, the Registrant has an existing directors and officers liability insurance policy.

         The effect of these provisions would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended, to the extent permitted under such act.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

   Exhibit No.                              Description of Exhibit

   5.1                 Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1                Consent of Schechter Dokken Kanter Andrews & Selcer, Ltd.

   23.2*               Consent of Arthur Andersen LLP (omitted pursuant to Rule
                       437(a))

   23.3                Consent of Testa, Hurwitz & Thibeault, LLP (included in
                       Exhibit 5.1)

   24.1 Power of Attorney (included as part of the signature page of this Registration Statement)


* After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen LLP to the incorporation into this Registration Statement on Form S-8, of their report with respect to our financial statements, which appeared in our Registration Statement on Form S-4/A as filed with the Securities and Exchange Commission on May 16, 2002. Under these circumstances, Rule 437(a) under the Securities Act of 1933, as amended, permits this Registration Statement to be filed without a written consent from Arthur Andersen. Because Arthur Andersen has not consented to the incorporation by reference of their report into this Registration Statement, you will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statement of a material fact contained in our financial statements incorporated herein or any omissions to state a material fact required to be stated therein.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                         (iii) To include any additional or changed material information with respect to the plan of distribution.

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, in the Commonwealth of Massachusetts, on this 15th day of July, 2002.

                                        SONTRA MEDICAL CORPORATION

                                        By: /s/ Thomas W. Davison
                                           -------------------------------------
                                           Thomas W. Davison
July 15, 2002                              Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Sontra Medical Corporation, hereby severally constitute and appoint Thomas W. Davison and Sean Moran, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Sontra Medical Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

             SIGNATURE                                       TITLE                                  DATE
/s/ James R. McNab, Jr.               Chairman of the Board and Director                        July 15, 2002
-------------------------------------
James R. McNab, Jr.

/s/ Thomas W. Davison                 President, Chief Executive Officer and                    July 15, 2002
-------------------------------------
Thomas W. Davison                     Director (Principal Executive Officer)

/s/ Sean Moran                        Chief Financial Officer                                   July 15, 2002
-------------------------------------
Sean Moran                            (Principal Financial and Accounting Officer)

/s/ Joseph Kost                       Chief Scientific Officer and Director                     July 15, 2002
-------------------------------------
Joseph Kost

/s/ Robert S. Langer                  Director                                                  July 15, 2002
-------------------------------------
Robert S. Langer

/s/ Martin P. Sutter                  Director                                                  July 11, 2002
-------------------------------------
Martin P. Sutter

/s/ W. Leigh Thompson                 Director                                                  July 11, 2002
-------------------------------------
W. Leigh Thompson

/s/ Gary S. Kohler                    Director                                                  July 15, 2002
-------------------------------------
Gary S. Kohler

/s/ Michael Wigley                    Director                                                  July 11, 2002
-------------------------------------
Michael Wigley

                               INDEX TO EXHIBITS

Exhibit No.        Description of Exhibit

5.1                Opinion of Testa, Hurwitz & Thibeault, LLP

23.1               Consent of Schechter Dokken Kanter Andrews & Selcer, Ltd.

23.2*              Consent of Arthur Andersen LLP (omitted pursuant to Rule
                   437(a))

23.3               Consent of Testa, Hurwitz & Thibeault, LLP (included in
                   Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)



* After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen LLP to the incorporation into this Registration Statement on Form S-8, of their report with respect to our financial statements, which appeared in our Registration Statement on Form S-4/A as filed with the Securities and Exchange Commission on May 16, 2002. Under these circumstances, Rule 437(a) under the Securities Act of 1933, as amended, permits this Registration Statement to be filed without a written consent from Arthur Andersen. Because Arthur Andersen has not consented to the incorporation by reference of their report into this Registration Statement, you will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statement of a material fact contained in our financial statements incorporated herein or any omissions to state a material fact required to be stated therein.